Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Sterling Financial Corporation
Spokane, Washington

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-136001, 333-130512, 333-156568, 333-160701, and 333-169579) and Form S-8 (No. 333-144956, 333-141006, 333-136000, 333-139490, 333-111802, 333-105723, 333-61452, 333-44078, 333-69481, 333-171070, and 333-175426) of Sterling Financial Corporation of our report dated March 8, 2011, relating to the consolidated financial statements for the year ended December 31, 2010 which appear in this Form 10-K.
/s/ BDO USA, LLP

BDO USA, LLP
Spokane, Washington
February 26, 2013